Exhibit 10.1

STONEMOR

AMENDED AND RESTATED

2019 LONG-TERM INCENTIVE PLAN

Section 1.    Purpose of the Plan. The StoneMor Amended and Restated 2019 Long-Term Incentive Plan (the “Plan”) has been adopted on by StoneMor GP LLC, a Delaware limited liability company, the general partner (“General Partner”) of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), effective as of March 27, 2019 (the “Effective Date”). The Plan is intended to promote the interests of the General Partner, the Company, and their Affiliates by providing to Employees, Consultants and Directors incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the General Partner, the Company, and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company.

The Plan as set forth herein constitutes an amendment and restatement of the StoneMor Amended and Restated 2018 Long-Term Incentive Plan, which was adopted by the General Partner on August 22, 2018 (the “Prior Plan”). The Plan as set forth herein shall supersede and replace in its entirety the Prior Plan and any predecessor plans (including the StoneMor Partners L.P. 2014 Long-Term Incentive Plan).

Section 2.    Definitions. For purposes of the Plan, capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

“409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Unit Award, Substitute Award, Other Unit Based Award, Cash Award, Distribution Equivalent Right (whether granted alone or in tandem with respect to another Award (other than a Restricted Unit or Unit Award) or Performance Award, in each case, granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the General Partner or, if applicable, of the Corporation, as successor to the Partnership.

“Cash Award” means an Award denominated in cash granted under Section 6(f) hereof.

“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events, except as otherwise provided in an Award Agreement:

(a)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than (i) members, limited partners, or other owners (as applicable) of the General Partner, the Partnership, or an Affiliate of either the General Partner or the Partnership, or (ii) the owners of the Corporation or any of its Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization, or otherwise, of 50% or more of the voting power of the voting securities of the General Partner, the Partnership, or the Corporation, as applicable;

(b)    either (i) the members or limited partners (as applicable) of the General Partner or the Partnership, or (ii) the owners of the Corporation, approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner, the Partnership, or the Corporation (as applicable);

(c)    the sale or other disposition by either (i) either the General Partner or the Partnership, or (ii) the owners of the Corporation, of all or substantially all of the assets of the General Partner, the Partnership, or the Corporation (as applicable) in one or more transactions to any Person other than an Affiliate of the General Partner, the Partnership, or the Corporation;

(d)    the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership; or

(e)    any other “change in the effective control” of the Corporation within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” for purposes of triggering the exercisability, settlement, or other payment or distribution of such 409A Award shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the 409A Regulations, and as applied to non-corporate entities, if applicable.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation, Nominating and Governance Committee of the Board (or any successor thereto), as it may be renamed from time to time.

“Company” means the Partnership, along with the Corporation as successor to the Partnership.

“Corporation” means StoneMor Inc., a Delaware corporation or such other entity that succeeds to the Partnership.

“Consultant” means an individual who renders consulting or advisory services to the General Partner, the Company, or an Affiliate of either.

“Director” means a member of the Board or the board of directors of an Affiliate of the General Partner or the Corporation, as applicable.

“Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than a Restricted Unit or Unit Award) under Section 6(g) hereof, to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions or dividends made by the Company with respect to a Unit during the period such Award is outstanding.

“Employee” means an employee of the General Partner, the Company, or an Affiliate of the General Partner or the Company. An employee on leave of absence may be considered as still in the employ of the General Partner, the Company, or an Affiliate of the General Partner or the Company for purposes of eligibility for participation in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any relevant date, the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the last market trading day prior to the applicable day (or, if there is no trading in the Units on such date, on the next preceding day on which there was trading), as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, Section 1.409A-l(b)(5)(iv)(B) of the 409A Regulations).

“ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Nonstatutory Option” means an Option that is not an ISO.

“Option” means a right, granted under Section 6(b) hereof, to purchase Units at a specified price during specified time periods, which may be either an ISO or a Nonstatutory Option.

“Other Unit Based Award” means an Award granted under Section 6(f) hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units.

“Participant” means Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Employee, Consultant, or Director.

“Performance Award” means a right granted under Section 6(i) hereof to receive an Award based upon performance conditions specified by the Committee.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency, or political subdivision thereof or other entity.

“Phantom Unit” means a notional Unit granted under Section 6(d) hereof which upon vesting entitles the Participant to receive, at the time of settlement (which may or may not be coterminous with the vesting schedule of the Award), a Unit, an amount of cash equal to the Fair Market Value of a Unit, or a combination thereof, as determined by the Committee in its sole discretion.

“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under Section 6(d) hereof that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Substitute Award” means an Award granted under Section 6(h) hereof in substitution for a similar award as a result of certain business transactions.

“Unit Distribution Right” or “UDR” means a distribution or dividend made by the Company with respect to a Restricted Unit.

“Unit” means a common unit of the Partnership and such other securities as may be substituted or resubstituted for common units of the Partnership pursuant to Section 7, including but not limited to shares of the Corporation’s common stock.

“Unit Appreciation Right” or “UAR” means a contingent right granted under Section 6(c) hereof that entitles the holder to receive, in cash or Units, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a Unit on the exercise date of the Unit Appreciation Right (or another specified date) over the exercise price of the Unit Appreciation Right.

“Unit Award” means a grant under Section 6(e) hereof of a Unit that is not subject to a Restricted Period.

Section 3.    Administration.

(a)    Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Employees, Consultants and Directors as Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.

(b)    Manner and Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken by (i) the full Board, (ii) a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (iii) the Committee but with each such member who is not a Qualified Member abstaining or recusing himself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. An action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the General Partner, the Company, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner or the Company, subject to such limitations on such delegated powers and duties as the

Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan; provided, however, the Chief Executive Officer may not grant Awards to himself, a Director or any executive officer of the General Partner, the Company, or an Affiliate, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer or a Director. Under no circumstances shall any such delegation result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company.

(c)    Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or employee of the General Partner, the Company, or their Affiliates or the General Partner’s or the Company’s legal counsel, independent auditors, consultants, or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Company, or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner or the Company with respect to any such action or determination.

(d)    Exemptions from Section 16(b) Liability. It is intended under this Plan that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or such other exemption.

Section 4.    Units.

(a)    Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is 4,000,000 Units, plus any Units available for delivery under the StoneMor Partners L.P. 2014 Long-Term Incentive Plan, and, commencing with the first business day of each calendar year, the Board may increase such maximum aggregate number of Units by up to 100,000 Units per year, and the aggregate of all such Units shall be available for the issuance of Units upon the exercise of ISOs. Units withheld from an Award or surrendered by a Participant to satisfy the Company’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award (all such Awards to include any Awards granted under the Prior Plan or the StoneMor Partners L.P. 2014 Long-Term Incentive Plan) shall not be considered to be Units delivered under the Plan for this purpose. If any Award (including any Award granted under the Prior Plan or the StoneMor Partners L.P. 2014 Long-Term Incentive Plan) is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.

(b)    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award will consist, in whole or in part, of newly issued Units, Units acquired in the open market, from any Affiliate, the Company or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c)    Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Company pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation, as amended, or any successor accounting standard (“ASC 718”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under ASC 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.

Section 5.    Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan; provided, that an Employee, Consultant or Director must be an “employee” (within the meaning of General Instruction A.1(a) to Form S-8) of the Company or a parent or subsidiary of the Company to be eligible to receive such an Award.

Section 6.    Awards.

(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the General Partner, the Company, or their Affiliates, and terms permitting a Participant to make elections relating to his or her Award.

Subject to Section 7(a), the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any Award that provides for a deferral of compensation under Section 409A the Code and the 409A Regulations if such acceleration would subject a Participant to additional taxes under Section 409A the Code and the 409A Regulations.

(b)    Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Employees, Consultants and Directors. However, the Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Employee, Consultant, or Director performs services. For purposes of this Section 6(b), “controlling interest” means (i) the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefor, and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)    Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value of a Unit on the date of grant). For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. Notwithstanding the foregoing, the exercise price per Unit purchasable under a Nonstatutory Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.

(ii)    Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance conditions or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, withholding Units from an Award, a “cashless-broker” exercise through procedures approved by the General Partner or the Company, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns equity possessing more than 10% of the total combined voting power of all classes of equity of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of an ISO). Notwithstanding the foregoing, with respect to a Nonstatutory Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code, the period during which such Nonstatuory Option is exercisable shall be determined by the Committee at the time the Option is granted

(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner or the Company and their Affiliates, or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(iv)    ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to individuals who are Employees of the Company or of a parent or subsidiary corporation of the Company. Except as otherwise provided in Section 7, no term of the Plan relating to ISOs (including any UAR in tandem therewith) shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval by the Plan by the Company’s equityholders. Notwithstanding the foregoing, to the extent that aggregate Fair Market Value of Units subject to an ISO and the aggregate Fair Market Value of Units of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000 or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as a Nonstatutory Option in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of Units issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable award agreement.

(c)    Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees, Consultants or Directors performing services on the date of grant for the Company or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Company and ending with the corporation or other entity for which the Employee, Consultant or Director performs services. For purposes of this Section 6(c), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee, Consultant, or Director. The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)    Exercise Price. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(c)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. Notwithstanding the foregoing, the exercise price per Unit Appreciation Right that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Unit Appreciation Right is granted.

(ii)    Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance conditions or other events.

(iii)    Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the General Partner, the Company, and their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(d)    Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions or dividends made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions or dividends shall be held, without interest, until the Restricted Unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions or dividends be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions or dividends are paid by the Company to its unitholders or shareholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(ii)    Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with or services to the General Partner, the Company, and their Affiliates, or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(d)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(iii)    Lapse of Restrictions.

(A)    Phantom Units. Except as otherwise provided in the applicable Award Agreement, no later than the 15th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the

Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(d)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.

(B)    Restricted Units. Upon the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted Unit.

(e)    Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee, Consultant, or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(f)    Other Unit Based Awards; Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Employees, Consultants, or Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Company. The Committee shall determine the terms and conditions of such Other Unit Based Awards. Units delivered pursuant to an Other Unit Based Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(f).

(g)    DERs. To the extent provided by the Committee, in its discretion, an Employee, Consultant or Director may be granted a stand-alone DER, or another Award (other than a Restricted Unit or Unit Award) granted to an Employee, Consultant, or Director may include a tandem DER grant, in either case, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), be subject to the same vesting restrictions as the tandem Award (if any), or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions or dividends are paid by the Company to its unitholders or shareholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(h)    Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants, or Directors as a result of a merger, consolidation, or acquisition by the Company or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(i)    Performance Awards. The right of an Employee, Consultant or Director to receive a grant, and the right of a Participant to exercise or receive a settlement of any Award, and the vesting or timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(i)    Performance Goals Generally. The performance conditions for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 6(i). The Committee may determine that such Performance Awards shall be granted, exercised, vested and/or settled upon achievement of any one performance condition or that two or more performance conditions must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. The Committee may establish any such performance conditions and goals based on one or more business criteria for the General Partner and/or the Company, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Company, or other measures of performance, as determined to be appropriate by the Committee in its discretion, which include (but are not limited to) one or more of the following: (A) earnings per Unit or share, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K)economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per Unit, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total unitholder or shareholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the Units, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)    Performance Periods. Achievement of performance conditions in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established by the Committee.

(iii)    Settlement. At the end of the applicable performance period, the Committee shall determine the amount, if any, of the potential Performance Award that will be granted or that will become vested, exercised and/or settled and, unless otherwise specified in an applicable Award Agreement, any such amounts shall be paid to the Participant no later than March 15 of the year following the year that included the last day of the performance period. Settlement of such Performance Awards shall be in cash, Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(j)    Certain Provisions Applicable to Awards.

(i)    Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the General Partner, the Company, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A the Code and the 409A Regulations.

(ii)    Limits on Transfer of Awards.

(A)    Except as provided in Section 6(j)(ii)(C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 6(j)(ii), an ISO shall not be transferable other than by will or the laws of descent and distribution.

(B)    Except as provided in Section 6(j)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Company, or any Affiliate.

(C)    To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv)    Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, any applicable Award Agreement and applicable law, payments to be made by the General Partner, the Company, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Section 409A the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(a) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(v)    Evidencing Units. The Units or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(vi)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii)    Delivery of Units or other Securities and Payment by Participant. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the General Partner or the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner or the Company.

(viii)    Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition agreement in favor of the General Partner, the Company, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(ix)    Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the General Partner, the Company, or any Affiliate shall be specified in the Award Agreement controlling such Award.

(x)    Compliance with Law. Each Participant who receives an Award under this Plan shall not sell or otherwise dispose of any Unit that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Units are then listed.

Section 7.    Amendment and Termination. Except to the extent prohibited by applicable law:

(a)    Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that (i) no change, other than pursuant to Section 7(b), 7(c), 7(d), 7(e), or 7(g) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant; and (ii) no such waiver, amendment or alternation contemplated under this Section 7(a) shall be effective if such waiver, amendment or alternation would subject a Participant to additional taxes under Section 409A of the Code.

(b)    Subdivision or Consolidation of Units. The terms of an Award and the number of Units authorized pursuant to Section 4(a) for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)    If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Unit split, by the issuance of a distribution or dividend on Units payable in Units, or otherwise) the number of Units then outstanding into a greater number of Units or in the event the Company distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of Units available for the Plan or in connection with Awards as provided in Section 4(a) shall be increased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)    If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Unit split, or otherwise) the number of Units then outstanding into a lesser number of Units, then, as appropriate, (A) the maximum number of Units for the Plan or available in connection with Awards as provided in Section 4(a) shall be decreased proportionately, and the kind of Units or other securities available for the Plan shall be appropriately adjusted, (B) the number of Units (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each Unit (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)    Whenever the number of Units subject to outstanding Awards and the price for each Unit subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in price and the change in the number of Units, other securities, cash, or property subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv)    Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c)    Recapitalizations. If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of Units covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of Units or other securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of Units then covered by such Award and the Unit limitation provided in Section 4(a) shall be adjusted in a manner consistent with the recapitalization.

(d)    Additional Issuances. Except as expressly provided herein, the issuance by the General Partner or the Company of units of any class or securities convertible into units of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of units or obligations of the General Partner or Company convertible into such units or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted or the purchase price per Unit, if applicable.

(e)    Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specified date, before or after such Change of Control, specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the General Partner or the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) cancel Awards that remain subject to a Restricted Period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f)    Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the per Unit price offered to unitholders or shareholders in any merger or consolidation, (ii) the per Unit value of the Units immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the General Partner or the Company, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per Unit in a dissolution transaction, (iv) the price per Unit offered to unitholders or shareholders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per Unit of the Units that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to unitholders or shareholders of the Company in any transaction described in this Section 7(f) or Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g)    Impact of Events on Awards Generally. In the event of changes in the outstanding Units by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of Units or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof or the cancellation of unvested Awards with or without consideration. In the event of any such change in the outstanding Units, the aggregate number of Units available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Section 8.    General Provisions.

(a)    No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)    Tax Withholding. Unless other arrangements have been made that are acceptable to the Committee, the Company, the General Partner or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner, the Company, or Affiliate to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of Units that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Units by the Participant to the Company or Affiliate), the maximum number of Units that may be so withheld (or surrendered) shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for U.S. federal, state, and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the General Partner or the Company either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay, or to make suitable arrangement to pay, an amount equal to the applicable taxes payable in cash; provided, however, that application of this clause (ii) shall only be effected by approval of the Committee.

(c)    No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner, the Company, or any Affiliate, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner, the Company, or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Participants who are subject to Section 16(b) of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 or Section 422 of the Code is applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.

(f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner or the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner, the Company, or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner, the Company, or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner, the Company, or such Affiliate.

(h)    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)    Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner and the Company shall be relieved of any further liability for payment of such amounts.

(k)    Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Company, and any Affiliate regarding the sharing of costs between those entities.

(l)    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(m)    Compliance with Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from Section 409A of the Code and the 409A Regulations, and Awards will be operated and construed accordingly. In no event will any action taken by the Committee pursuant to Section 7 hereof result in the creation of nonqualified deferred compensation within the meaning of Section 409A of the Code or the 409A Regulations or in the imposition of additional taxes on Participants under Section 409A of the Code. The applicable provisions of Section 409A the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(n)    Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under

Section 409A of the Code and the 409A Regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(o)    No Guarantee of Tax Consequences. The Committee will attempt to structure Awards with terms and conditions and to exercise its powers and authority under the Plan in a manner that will not result in adverse tax consequences to Participants under any applicable laws; however, none of the Board, the Committee, the Company, nor the General Partner or any Affiliate thereof makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant.

(p)    Clawback. This Plan is subject to any written clawback policies the General Partner or the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the General Partner or the Company determines should apply to this Plan.

Section 9.    Term of the Plan. The Plan shall be effective on the Effective Date and shall continue until the earliest of (a) the date terminated by the Board, (b) all Units available under the Plan have been delivered to Participants, or (c) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

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